Exhibit 99.2

STATEMENT UNDER OATH OF PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, Douglas E. Coltharp, Executive Vice President and Chief Financial Officer, state and attest that:

  To the best of my knowledge, based upon a review of the covered reports of Saks Incorporated ("Saks"), and, except as corrected or supplemented in a subsequent covered report:
    no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and
    no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).
    2.    I have reviewed the contents of this statement with the Company's audit committee.

    3.    In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

    Annual Report of Saks on Form 10-K for the fiscal year ended February 2, 2002;
    all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Saks filed with the Commission subsequent to the filing of the Form 10-K identified above; and
    any amendments to any of the foregoing.
/s/ Douglas E. Coltharp Douglas E. Coltharp Executive Vice President and Chief Financial Officer September 16, 2002	Subscribed and sworn to before me this 16th day of and September, 2002 /s/ Melody Warbington Notary Public My Commission Expires: 5/9/06 [Official Notary Seal]